Exhibit 3.1

PROCACCIANTI HOTEL REIT, INC.

SECOND ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST:  Procaccianti Hotel REIT, Inc., a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND:  The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I

NAME

The name of the corporation (which is hereinafter called the “Corporation”) is:

Procaccianti Hotel REIT, Inc.

ARTICLE II

PURPOSES AND POWERS

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE III

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201.  The name and address of the resident agent of the Corporation are The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201. The resident agent is a Maryland corporation.

ARTICLE IV

DEFINITIONS

As used in the Charter, the following terms shall have the following meanings unless the context otherwise requires:

Acquisition Expenses.  The term “Acquisition Expenses” shall mean any and all expenses incurred by the Corporation, the Advisor or any Affiliate of either in connection with the selection, acquisition or development of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses and title insurance premiums.

Acquisition Fee.  The term “Acquisition Fee” shall mean any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Corporation or the Advisor) in connection with making or investing in Mortgages or the purchase, development or construction of a Property, including real estate commissions, selection fees, Development Fees, Construction Fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature.  Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

Advisor or Advisors.  The term “Advisor” or “Advisors” shall mean the Person or Persons, if any, appointed, employed or contracted with by the Corporation pursuant to Section 8.1 hereof and responsible for directing or performing the day-to-day business affairs of the Corporation, including any Person to whom the Advisor subcontracts all or substantially all of such functions.

Advisory Agreement.  The term “Advisory Agreement” shall mean the agreement between the Corporation, the Operating Partnership and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Corporation.

Affiliate or Affiliated.  The term “Affiliate” or “Affiliated” shall mean, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent or more of the outstanding voting securities of such other Person; (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Aggregate Share Ownership Limit.  The term “Aggregate Share Ownership Limit” shall mean 9.8% in value of the aggregate of the outstanding Shares, or such other percentage determined by the Board of Directors in accordance with Section 6.1.8 of the Charter.

Asset.  The term “Asset” shall mean any Property, Mortgage or other investment owned by the Corporation, directly or indirectly through one or more of its Affiliates, and any other investment made by the Corporation, directly or indirectly through one or more of its Affiliates.

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Average Invested Assets.  The term “Average Invested Assets” shall mean, for a specified period, the average of the aggregate book value of the Assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

B Shares.  The term “B Shares” shall have the meaning as provided in Section 5.1 herein.

Beneficial Ownership.  The term “Beneficial Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code.  The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Board or Board of Directors.  The term “Board” or “Board of Directors” shall mean the Board of Directors of the Corporation.

Business Day.  The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Bylaws.  The term “Bylaws” shall mean the Bylaws of the Corporation, as amended from time to time.

Charitable Beneficiary.  The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 6.2.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Charitable Trust.  The term “Charitable Trust” shall mean any trust provided for in Section 6.2.1.

Charitable Trustee.  The term “Charitable Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as Trustee of the Charitable Trust.

Charter.  The term “Charter” shall mean the charter of the Corporation.

Class Ownership Limit.  The term “Class Ownership Limit” shall mean 9.8% (in value or in number of Shares, whichever is more restrictive) of the aggregate of the outstanding Shares of any class or series, or such other percentage determined by the Board of Directors in accordance with Section 6.1.8 of the Charter.

Code.  The term “Code” shall have the meaning as provided in Article II herein.

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Commencement of the Initial Public Offering.  The term “Commencement of the Initial Public Offering” shall mean the date that the Securities and Exchange Commission declares effective the registration statement filed under the Securities Act for the Initial Public Offering.

Common Ordinary Dividends.  The term “Common Ordinary Dividends” shall have the meaning as provided in Section 5.4.2 herein.

Common Share Repurchase Price.  The term “Common Share Repurchase Price” shall mean an amount equal to the quotient of (i) the sum of (a) any accumulated, accrued and unpaid Common Ordinary Dividends on the Common Shares (excluding Common Shares exchanged or to be exchanged pursuant to Section 5.4.5 herein), limited to the excess of Market Value over the sum of (1) the Liquidation Preference as of Listing on all outstanding Shares that are Listed or that are converted into Shares that are Listed (excluding Listed Shares issued in exchange for Common Shares pursuant to Section 5.4.5 herein) plus (2) the deferred asset management fees, Acquisition Fees and disposition fees payable to the Advisor pursuant to the Advisory Agreement and any interest accrued thereon, plus (b) the aggregate stated value on all outstanding Common Shares (excluding Common Shares exchanged or to be exchanged pursuant to Section 5.4.5 herein) immediately prior to Listing, limited to the excess of Market Value over the sum of (1) the Liquidation Preference as of Listing on all outstanding Shares that are Listed or that are converted into Shares that are Listed (excluding Listed Shares issued in exchange for Common Shares pursuant to Section 5.4.5 herein) plus (2) the deferred asset management fees, Acquisition Fees and disposition fees payable to the Advisor pursuant to the Advisory Agreement and any interest accrued thereon plus (3) the accumulated, accrued and unpaid Common Ordinary Dividends on the Common Shares (excluding Common Shares exchanged or to be exchanged pursuant to Section 5.4.5 herein), plus (c) 37.5% of the excess, if any, of the Market Value over the sum of (1) the Liquidation Preference as of Listing on all outstanding Shares that are Listed or that are converted into Shares that are Listed (excluding Listed Shares issued in exchange for Common Shares pursuant to Section 5.4.5 herein) plus (2) the deferred asset management fees, Acquisition Fees and disposition fees payable to the Advisor pursuant to the Advisory Agreement and any interest accrued thereon plus (3) the accumulated, accrued and unpaid Common Ordinary Dividends on the Common Shares (excluding Common Shares exchanged or to be exchanged pursuant to Section 5.4.5 herein) plus (4) the aggregate stated value on all outstanding Common Shares (excluding Common Shares exchanged or to be exchanged pursuant to Section 5.4.5 herein) immediately prior to Listing, divided by (ii) the number of outstanding Common Shares (excluding Common Shares exchanged or to be exchanged pursuant to Section 5.4.5 herein).

Common Shares.  The term “Common Shares” shall have the meaning as provided in Section 5.1 herein.

Competitive Real Estate Commission.  The term “Competitive Real Estate Commission” shall mean a real estate or brokerage commission paid for the purchase or sale of a Property that is reasonable, customary and competitive in light of the size, type and location of the Property.

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Construction Fee.  The term “Construction Fee” shall mean a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitations on a Property.

Constructive Ownership.  The term “Constructive Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code.  The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Contract Purchase Price.  The term “Contract Purchase Price” shall mean the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a Property or the amount of funds advanced with respect to a Mortgage, or the amount actually paid or allocated in respect of the purchase of other Assets, in each case exclusive of Acquisition Fees and Acquisition Expenses.

Corporation.  The term “Corporation” shall have the meaning as provided in Article I herein.

Dealer Manager.  The term “Dealer Manager” shall mean S2K Financial LLC, an Affiliate of the Corporation, or such other Person selected by the Board to act as the dealer manager for an Offering.

Development Fee.  The term “Development Fee” shall mean a fee for the packaging of a Property, including the negotiation and approval of plans, and any assistance in obtaining zoning and necessary variances and financing for a specific Property, either initially or at a later date.

Director.  The term “Director” shall have the meaning as provided in Section 7.1 herein.

Distributions.  The term “Distributions” shall mean any distributions (as such term is defined in Section 2-301 of the MGCL), pursuant to Section 5.7 hereof, by the Corporation to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

Excepted Holder.  The term “Excepted Holder” shall mean a Stockholder for whom an Excepted Holder Limit is created by the Board of Directors pursuant to Section 6.1.7.

Excepted Holder Limit.  The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 6.1.7 and subject to adjustment pursuant to Section 6.1.8, the percentage limit established by the Board of Directors pursuant to Section 6.1.7.

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Excess Amount.  The term “Excess Amount” shall have the meaning as provided in Section 8.10 herein.

Excess Cash.  The term “Excess Cash” shall mean, subject to the rights of holders of classified or reclassified Shares of any class or series, the amount of cash available for Distribution after the Board of Directors establishes working capital reserves or other reserves it deems necessary (but excluding Net Sales Proceeds) and after the full payment of (a) all accumulated, accrued and unpaid dividends on the I Shares, the K Shares, the T Shares and any Parity Securities, (b) the full asset management fees payable to the Advisor pursuant to the Advisory Agreement, including any deferred amounts and any interest accrued thereon, and (c) all accumulated, accrued and unpaid Common Ordinary Dividends.  The Board of Directors shall determine annually, other than upon a liquidation, the amount, if any, of Excess Cash and shall authorize dividend payments of any Excess Cash on an annual basis.

Exchange Act.  The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

Gross Proceeds.  The term “Gross Proceeds” shall mean the aggregate purchase price of all Shares sold for the account of the Corporation through an Offering, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses.  For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Corporation are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

I Share Distribution Base.  The term “I Share Distribution Base” shall mean $10.00 per share, subject to reduction as provided in Section 5.2.5 herein.

I Share Liquidation Preference.  The term “I Share Liquidation Preference” shall have the meaning as provided in Section 5.2.5 herein.

I Shares.  The term “I Shares” shall have the meaning as provided in Section 5.1 herein.

Indemnitee.  The term “Indemnitee” shall have the meaning as provided in Section 12.2(b) herein.

Independent Appraiser.  The term “Independent Appraiser” shall mean a Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property and/or other Assets of the type held by the Corporation.  Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of being engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property.

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Independent Director.  The term “Independent Director” shall mean a Director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor or the Advisor by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, (ii) employment by the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, (iv) performance of services, other than as a Director, for the Corporation, (v) service as a director or trustee of more than three REITs organized by the Sponsor or advised by the Advisor or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates.  A business or professional relationship is considered “material” if the aggregate gross income derived by the Director from the Sponsor, the Advisor and their Affiliates exceeds five percent of either the Director’s annual gross income during either of the last two years or the Director’s net worth on a fair market value basis.  An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Corporation.

Initial Date.  The term “Initial Date” shall mean the date on which Shares are first issued in the Initial Private Placement; provided, however, that following any Restriction Termination Date, the term “Initial Date” shall mean the date on which the Corporation files, and the SDAT accepts for record, a Certificate of Notice setting forth the determination of the Board of Directors that it is in the best interests of the Corporation to attempt to qualify or requalify as a REIT.

Initial Investment.  The term “Initial Investment” shall mean that portion of the initial capitalization of the Corporation contributed by the Sponsor or its Affiliates pursuant to Section II.A. of the NASAA REIT Guidelines.

Initial Private Placement.  The term “Initial Private Placement” shall mean the unregistered private offering of K Shares and Units by the Corporation pursuant to the Memorandum.

Initial Public Offering.  The term “Initial Public Offering” shall mean the first Offering pursuant to an effective registration statement filed under the Securities Act.

Invested Capital.  The term “Invested Capital” shall mean the amount calculated by multiplying the total number of Shares purchased by Stockholders by the issue price at the time of such purchase, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Corporation to repurchase Shares pursuant to the Corporation’s plan for the repurchase of Shares.

Joint Ventures.  The term “Joint Ventures” shall mean those joint venture or partnership arrangements in which the Corporation or any of its subsidiaries is a co-venturer or general partner established to acquire or hold Assets.

Junior Securities.  The term “Junior Securities” shall have the meaning as provided in Section 5.2.2 herein.

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K Share Distribution Base.  The term “K Share Distribution Base” shall mean $10.00 per share, subject to reduction as provided in Section 5.2.5 herein.

K Share Liquidation Preference.  The term “K Share Liquidation Preference” shall have the meaning as provided in Section 5.2.5 herein.

K Shares.  The term “K Shares” shall have the meaning as provided in Section 5.1 herein.

Leverage.  The term “Leverage” shall mean the aggregate amount of indebtedness of the Corporation for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

Liquidation Preferences.  The term “Liquidation Preferences” shall have the meaning as provided in Section 5.2.4 herein.

Liquidity Event.  The term “Liquidity Event” shall mean a sale of all or substantially all the Assets, a sale or merger of the Corporation, a Listing or other similar transaction.

Listing.  The term “Listing” shall mean the listing of any Shares on a national securities exchange.  Upon Listing, such Shares shall be deemed “Listed.”

Market Price.  The term “Market Price” on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date.  The “Closing Price” on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Directors or, in the event that no trading price is available for such Shares, the fair market value of Shares, as determined by the Board of Directors.

Market Value.  The term “Market Value” shall mean the sum of (i) the value of the Shares that are Listed based on the average market value of such Shares issued and outstanding at the Listing over the 30 days beginning 180 days after such Shares are Listed or included for quotation plus (ii) the value of any Shares not Listed, if any, for the same period, as determined in good faith by the Board of Directors, including a majority of the Independent Directors.

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Memorandum.  The term “Memorandum” shall mean the confidential private placement memorandum relating to the offer and sale of K Shares and Units by the Corporation in an unregistered private offering pursuant to the applicable exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated by the SEC under the Securities Act.

MGCL.  The term “MGCL” shall mean the Maryland General Corporation Law, as amended from time to time.

Mortgages.  The term “Mortgages” shall mean, in connection with mortgage financing provided by the Corporation, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

NASAA REIT Guidelines.  The term “NASAA REIT Guidelines” shall mean the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007.

NAV Pricing Date.  The term “NAV Pricing Date” shall mean the date on which the Corporation provides an estimated net asset value per I Share, K Share, T Share, Parity Security and/or Common Share where such value is not based solely on the offering price of the I Shares, K Shares, T Shares, Parity Securities or Common Shares in the Initial Private Placement or a subsequent Offering.

Net Assets.  The term “Net Assets” shall mean the total Assets (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities, calculated quarterly by the Corporation on a basis consistently applied.

Net Income.  The term “Net Income” shall mean for any period, the Corporation’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Assets.

Net Sales Proceeds.  The term “Net Sales Proceeds” shall mean in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Corporation, including all real estate commissions, closing costs and legal fees and expenses.  In the case of a transaction described in clause (i)(B) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Corporation, including any legal fees and expenses and other selling expenses incurred in connection with such transaction.  In the case of a transaction described in clause (i)(C) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Corporation or the Operating Partnership from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the

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Corporation (other than those paid by the Joint Venture).  In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Corporation, including all commissions, closing costs and legal fees and expenses.  In the case of a transaction described in clause (i)(E) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Corporation, including any legal fees and expenses and other selling expenses incurred in connection with such transaction.  In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, legal fees and expenses and other selling expenses incurred by or allocated to the Corporation or the Operating Partnership in connection with such transaction or series of transactions.  Net Sales Proceeds shall also include any amounts that the Corporation determines, in its discretion, to be economically equivalent to proceeds of a Sale.  Net Sales Proceeds shall not include any reserves established by the Corporation in its sole discretion.

Non-Cause Advisory Agreement Termination.  The term “Non-Cause Advisory Agreement Termination” shall mean the non-renewal of the Advisory Agreement or the termination of the Advisory Agreement without Cause (as defined in the Advisory Agreement).

Non-Compliant Tender Offer.  The term “Non-Compliant Tender Offer” shall have the meaning as provided in Section 11.7 herein.

NYSE.  The term “NYSE” shall mean the New York Stock Exchange.

Offering.  The term “Offering” shall mean any offering and sale of Shares.

Operating Partnership.  The term “Operating Partnership” shall mean Procaccianti Hotel REIT, L.P., a Delaware limited partnership, through which the Corporation may own Assets.

Organization and Offering Expenses.  The term “Organization and Offering Expenses” shall mean any and all costs and expenses incurred by the Corporation and to be paid from the Assets in connection with the formation of the Corporation and the qualification and registration of an Offering, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving and amending registration statements or supplementing prospectuses, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

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Parity Securities.  The term “Parity Securities” shall have the meaning as provided in Section 5.2.2 herein.

Parity Securities Liquidation Preference.  The term “Parity Securities Liquidation Preference” shall have the meaning as provided in Section 5.2.4 herein.

Person.  The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and a group to which an Excepted Holder Limit applies.

Plan of Liquidation.  The term “Plan of Liquidation” shall have the meaning as provided in Article XV herein.

Private Placement. The term “Private Placement” shall mean an unregistered private offering of Shares pursuant to applicable exemptions from registration under the Securities Act.

Prohibited Owner.  The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Article VI herein, would Beneficially Own or Constructively Own Shares in violation of Section 6.1.1, and, if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.

Property or Properties.  The term “Property” or “Properties” shall mean, as the context requires, any, or all, respectively, of the Real Property acquired by the Corporation, directly or indirectly through joint venture arrangements or other partnership or investment interests.

Prospectus.  The term “Prospectus” shall mean the same as that term is defined in Section 2(a)(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling Securities to the public.

Public Offering.  The term “Public Offering” shall mean the registered public offering of Shares pursuant to a Prospectus.

Real Property.  The term “Real Property” shall mean land, rights in land (including leasehold interests) and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

Reinvestment Plan.  The term “Reinvestment Plan” shall have the meaning as provided in Section 5.12 herein.

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REIT.  The term “REIT” shall mean a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both as defined pursuant to the REIT Provisions of the Code.

REIT Provisions of the Code.  The term “REIT Provisions of the Code” shall mean Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

Remaining Liquidation Cash.  The term “Remaining Liquidation Cash” shall mean, subject to the rights of holders of classified or reclassified Shares of any class or series, all cash available for Distribution, as determined by the Board of Directors in its discretion, after (a) payment in full of, or the setting aside of reserves for, all of the Corporation’s debts and liabilities, limited, in the case of non-recourse liabilities secured by Properties, to the value of such Properties, and excluding liabilities for the payment of deferred asset management fees, Acquisition Fees and disposition fees payable to the Advisor pursuant to the Advisory Agreement and any interest accrued thereon; (b) payment in full of the I Share Liquidation Preference on all outstanding I Shares, the K Share Liquidation Preference on all outstanding K Shares, the T Share Liquidation Preference on all outstanding T Shares and the Parity Securities Liquidation Preference on any outstanding Parity Securities; (c) payment of the full asset management fees payable to the Advisor pursuant to the Advisory Agreement, including any deferred amounts and interest accrued thereon; (d) payment of the full Acquisition Fees and disposition fees payable to the Advisor, including any interest accrued thereon; (e) payment of all accrued Common Ordinary Dividends; and (f) payment in full of the stated value of all outstanding Common Shares.

Restriction Termination Date.  The term “Restriction Termination Date” shall mean the first day after any Initial Date on which the Corporation files, and the SDAT accepts for record, a Certificate of Notice setting forth the determination of the Board of Directors that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Roll-Up Entity.  The term “Roll-Up Entity” shall mean a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

Roll-Up Transaction.  The term “Roll-Up Transaction” shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Corporation and the issuance of securities of a Roll-Up Entity to the holders of Voting Shares.  Such term does not include:

(a)          a transaction involving securities of the Corporation that have been listed on a national securities exchange for at least twelve months; or

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(b)         a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i)	voting rights of the holders of Voting Shares;

(ii)	the term of existence of the Corporation;

(iii)	Sponsor or Advisor compensation; or

(iv)	the Corporation’s investment objectives.

Sale or Sales.  The term “Sale” or “Sales” shall mean (i) any transaction or series of transactions whereby:  (A) the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Corporation or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Corporation or the Operating Partnership is a co-venturer or partner directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (D) the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof, including any payments thereunder or in satisfaction thereof (other than regularly scheduled interest payments) or any amounts owed pursuant to such Mortgage, and including any event with respect to any Mortgage which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested by the Corporation in one or more Assets within 180 days thereafter.

SDAT.  The term “SDAT” shall have the meaning as provided in Section 5.6 herein.

SEC.  The term “SEC” shall mean the United States Securities and Exchange Commission.

Securities.  The term “Securities” shall mean any of the following issued by the Corporation, as the text requires:  Shares, any other stock, shares or other evidences of equity or

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beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

Securities Act.  The term “Securities Act” shall mean the Securities Act of 1933, as amended from time to time, or any successor statute thereto.  Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Selling Commissions.  The term “Selling Commissions” shall mean any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to the Dealer Manager.

Shares.  The term “Shares” shall mean shares of stock of the Corporation of any class or series, including I Shares, K Shares, T Shares, B Shares or Common Shares.

Soliciting Dealers.  The term “Soliciting Dealers” shall mean those broker-dealers that are members of the Financial Industry Regulatory Authority, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Dealer Manager to sell Shares.

Sponsor.  The term “Sponsor” shall mean any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Corporation, (ii) will control, manage or participate in the management of the Corporation, (iii) takes the initiative, directly or indirectly, in founding or organizing the Corporation, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Corporation in connection with the founding or organizing of the business of the Corporation, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Corporation, (vi) possesses significant rights to control Properties, (vii) receives fees for providing services to the Corporation which are paid on a basis that is not customary in the industry or (viii) provides goods or services to the Corporation on a basis which was not negotiated at arm’s-length with the Corporation.  “Sponsor” does not include any Person whose only relationship with the Corporation is that of an independent property manager and whose only compensation is as such, or wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

Stockholder List.  The term “Stockholder List” shall have the meaning as provided in Section 11.5 herein.

Stockholders.  The term “Stockholders” shall mean the holders of record of the Shares as maintained in the books and records of the Corporation or its transfer agent.

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T Share Distribution Base.  The term “T Share Distribution Base” shall mean $10.00 per share, subject to reduction as provided in Section 5.2.5 herein.

T Share Liquidation Preference.  The term “T Share Liquidation Preference” shall have the meaning as provided in Section 5.2.5 herein.

T Shares.  The term “T Shares” shall have the meaning as provided in Section 5.1 herein.

Termination Date.  The term “Termination Date” shall mean the date of termination of the Advisory Agreement.

Termination of the Initial Private Placement.  The term “Termination of the Initial Private Placement” shall mean the earlier of (i) the date on which the Initial Private Placement expires or is terminated by the Corporation or (ii) the date on which all K Shares and Units offered in the Initial Private Placement are sold.

Termination of the Initial Public Offering.  The term “Termination of the Initial Public Offering” shall mean the earlier of (i) the date on which the Initial Public Offering expires or is terminated by the Corporation or (ii) the date on which all Shares offered in the Initial Public Offering are sold, excluding warrants, if any, offered thereunder and Shares that may be acquired upon exercise of such warrants and Shares offered thereunder that may be acquired pursuant to the Reinvestment Plan.

Total Operating Expenses.  The term “Total Operating Expenses” shall mean all costs and expenses paid or incurred by the Corporation, as determined under generally accepted accounting principles, that are in any way related to the operation of the Corporation or to corporate business, including advisory fees, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with the NASAA REIT Guidelines, (vi) Acquisition Fees and Acquisition Expenses, (vii) real estate commissions on the Sale of Property and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Transfer.  The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Shares or the right to vote or receive dividends on Shares, or any agreement to take any such actions or cause any such events, including (i) the granting or exercise of any option (or any disposition of any option), (ii) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (iii) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of

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Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise.  The terms “Transferring” and “Transferred” shall have the correlative meanings.

2%/25% Guidelines.  The term “2%/25% Guidelines” shall have the meaning as provided in Section 8.10 herein.

Unimproved Real Property.  The term “Unimproved Real Property” shall mean Property in which the Corporation has an equity interest that was not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

Unit.  The term “Unit” shall mean a unit consisting of four K Shares and one Common Share.

Voting Shares.  The term “Voting Shares” shall mean all Shares that entitle the holder thereof to vote on the matters upon which Stockholders are entitled to vote pursuant to Section 11.2 hereof, including, without limitation, the I Shares, K Shares, T Shares and Common Shares.

ARTICLE V

STOCK

Section 5.1         Authorized Shares.  The Corporation has authority to issue 248,125,000 Shares, consisting of 55,500,000 shares of Class I Common Stock, $0.01 par value per share (“I Shares”), 55,500,000 shares of Class K Common Stock, $0.01 par value per share (“K Shares”), 116,000,000 shares of Class T Common Stock, $0.01 par value per share (“T Shares”), 125,000 shares of Class B Capital Stock, $0.01 par value per share (“B Shares”), and 21,000,000 shares of Class A Common Stock, $0.01 par value per share (“Common Shares”).  The aggregate par value of all authorized Shares having par value is $2,481,250.  All Shares shall be fully paid and nonassessable when issued.  If Shares of one class are classified or reclassified into Shares of another class pursuant to this Article V, the number of authorized Shares of the former class shall be automatically decreased and the number of Shares of the latter class shall be automatically increased, in each case by the number of Shares so classified or reclassified, so that the aggregate number of Shares of all classes that the Corporation has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this paragraph.  Except as may otherwise be specified in the Charter, the Board of Directors, with the approval of a majority of the entire Board and without any action by the Stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Corporation has authority to issue.

Section 5.2         I Shares, K Shares and T Shares.

Section 5.2.1   Description.  Subject to the provisions of Article VI and except as may otherwise be specified in the Charter, each I Share, K Share and T Share shall

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entitle the holder thereof to one vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 11.2 hereof.  The Board may classify or reclassify any unissued I Shares, K Shares and T Shares from time to time into one or more classes or series of Shares; provided, however, that the voting rights per Share (other than any publicly held Share) sold in a Private Placement shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Corporation for each privately offered Share bears to the book value of each outstanding publicly held Share.

Section 5.2.2   Rank.  The I Shares, K Shares and T Shares shall rank, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, (a) pari passu with each other and any other class or series of Shares, the terms of which expressly provide that the I Shares, K Shares and T Shares rank on parity with such class or series as to dividend rights and rights on liquidation, dissolution or winding up of the Corporation (“Parity Securities”), (b) senior to the Common Shares, B Shares and any other class or series of Shares, the terms of which expressly provide that the I Shares, K Shares and T Shares rank senior to such class or series as to dividend rights or rights on liquidation, dissolution or winding up of the Corporation (“Junior Securities”), and (c) junior to all of the Corporation’s existing and future debt obligations and other liabilities except for deferred asset management fees, Acquisition Fees and disposition fees (and any interest accrued thereon) payable to the Advisor pursuant to the Advisory Agreement.

Section 5.2.3   Dividend Rights.  Subject to the preferential rights of the holders of any class or series of Shares ranking senior to I Shares, K Shares and T Shares as to the payment of dividends and except as may otherwise be specified in the Charter, (a) the holder of each I Share shall be entitled to receive, when and as authorized by the Board of Directors and declared by the Corporation, out of legally available funds, cumulative cash dividends on each I Share at the rate of six percent per annum of the I Share Distribution Base for such I Share, (b) the holder of each K Share shall be entitled to receive, when and as authorized by the Board of Directors and declared by the Corporation, out of legally available funds, cumulative cash dividends on each K Share at the rate of six percent per annum of the K Share Distribution Base for such K Share and (c) the holder of each T Share shall be entitled to receive, when and as authorized by the Board of Directors and declared by the Corporation, out of legally available funds, cumulative cash dividends on each T Share at the rate of six percent per annum of the T Share Distribution Base for such T Share.  The dividends on the I Shares, K Shares and T Shares shall accrue on each I Share, K Share or T Share, as the case may be, whether or not authorized by the Board of Directors and declared by the Corporation and whether or not there are funds legally available for the payment of such dividends, on a cumulative basis, from the date of issuance of such I Share, K Share or T Share.  Dividends on I Shares, K Shares and T Shares shall be payable in arrears to holders of record as they appear in the Corporation’s stock records at the close of business on the applicable record date or dates, which shall be each day of the period for which such dividends are payable or such other date or dates designated by the Board of Directors for the determination of the holders of I Shares, K Shares or T Shares entitled to receive dividends that is or are not more than 90 days prior to the payment date.  If at any time the Corporation pays less than the total amount of accumulated, accrued and unpaid dividends on the I Shares, K Shares and T Shares and on any Parity Securities, such payment shall be distributed pro rata among the holders of I Shares, K Shares, T Shares and such Parity Securities based upon the aggregate amount of accumulated, accrued and unpaid dividends on the I Shares,

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K Shares, T Shares or Parity Securities held by each such holder as of the close of business on each record date.  Unless and until all accumulated, accrued and unpaid dividends on the I Shares, K Shares and T Shares and on any Parity Securities for all past dividend periods have been or contemporaneously are declared and paid on the I Shares, K Shares, T Shares and such Parity Securities (or declared and a sum sufficient for the payment thereof is set apart for payment), the Corporation shall not, directly or indirectly, declare and pay dividends or other distributions of cash or other property on any Junior Securities (including Common Shares); provided, however, that, in the event of a Non-Cause Advisory Agreement Termination, the Corporation shall repurchase all Common Shares pursuant to Section 5.4.6 below.

Section 5.2.4   Special Dividends.  If the Corporation has Excess Cash, the holders of the I Shares, the K Shares, the T Shares and any Parity Securities shall be entitled to receive, pari passu with the holders of Common Shares and B Shares, a special dividend of 50% of such Excess Cash (pro rata based on the number of I Shares, K Shares, T Shares or such Parity Securities) or, if the Common Shares have been repurchased in connection with a Non-Cause Advisory Agreement Termination, 87.5% of such Excess Cash (pro rata based on the number of I Shares, K Shares, T Shares or such Parity Securities).  In addition, if the Board of Directors authorizes and the Corporation declares a dividend on the I Shares, the K Shares, the T Shares and any Parity Securities payable out of the Net Sales Proceeds from the Sale of Properties whether or not in accordance with a Plan of Liquidation, such dividend shall first be applied against any accumulated, accrued and unpaid dividends on the I Shares, the K Shares, the T Shares and any Parity Securities and then to reduce the remaining portion of the I Share Liquidation Preference, the K Share Liquidation Preference, the T Share Liquidation Preference and the liquidation payment to which the holders of any Parity Securities are entitled (the “Parity Securities Liquidation Preference” and, together with the I Share Liquidation Preference, the K Share Liquidation Preference and the T Share Liquidation Preference, the “Liquidation Preferences”).

Section 5.2.5   Rights Upon Liquidation.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any Distribution or payment may be made to holders of the Common Shares and B Shares, (a) the holder of each I Share shall be entitled to be paid out of the Corporation’s assets legally available for Distribution, after payment or provision for the Corporation’s debts and liabilities, limited, in the case of non-recourse liabilities secured by Properties, to the value of such Properties, and excluding liabilities for the payment of deferred asset management fees, Acquisition Fees and disposition fees payable to the Advisor pursuant to the Advisory Agreement and any interest accrued thereon, a liquidation preference equal to $10.00 per share, plus an amount equal to any and all accumulated, accrued and unpaid dividends on such I Share pursuant to Section 5.2.3 above (whether or not authorized) up to and including the date of payment on such I Share (the “I Share Liquidation Preference”), (b) the holder of each K Share shall be entitled to be paid out of the Corporation’s assets legally available for Distribution, after payment or provision for the Corporation’s debts and liabilities, limited, in the case of non-recourse liabilities secured by Properties, to the value of such Properties, and excluding liabilities for the payment of deferred asset management fees, Acquisition Fees and disposition fees payable to the Advisor pursuant to the Advisory Agreement and any interest accrued thereon, a liquidation preference equal to $10.00 per share, plus an amount equal to any and all accumulated, accrued and unpaid dividends on such K Share pursuant to Section 5.2.3 above (whether or not authorized) up to and

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including the date of payment on such K Share (the “K Share Liquidation Preference”) and (c) the holder of each T Share shall be entitled to be paid out of the Corporation’s assets legally available for Distribution, after payment or provision for the Corporation’s debts and liabilities, limited, in the case of non-recourse liabilities secured by Properties, to the value of such Properties, and excluding liabilities for the payment of deferred asset management fees, Acquisition Fees and disposition fees payable to the Advisor pursuant to the Advisory Agreement and any interest accrued thereon, a liquidation preference equal to $10.00 per share, plus an amount equal to any and all accumulated, accrued and unpaid dividends on such T Share pursuant to Section 5.2.3 above (whether or not authorized) up to and including the date of payment on such T Share (the “T Share Liquidation Preference”).  The I Share Liquidation Preference on all then outstanding I Shares, the K Share Liquidation Preference on all then outstanding K Shares and the T Share Liquidation Preference on all then outstanding T Shares shall be reduced as a result of the payment of dividends on I Shares, K Shares and T Shares, as the case may be, pursuant to the second sentence of Section 5.2.4 above.  To the extent not applied against any accumulated, accrued and unpaid dividends on the I Shares, K Shares and T Shares, such reductions in the I Share Liquidation Preference on all then outstanding I Shares, the K Share Liquidation Preference on all then outstanding K Shares and the T Share Liquidation Preference on all then outstanding T Shares shall result in corresponding reductions in the I Share Distribution Base, the K Share Distribution Base and the T Share Distribution Base with respect to such I Shares, K Shares and T Shares, as the case may be.  In addition, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, 50% of any Remaining Liquidation Cash available for Distribution by the Corporation (or 87.5% of any Remaining Liquidation Cash available for Distribution if the Common Shares have been repurchased in connection with a Non-Cause Advisory Agreement Termination) shall be paid to the holders of the I Shares, the K Shares, the T Shares and any Parity Securities, pro rata based on the number of I Shares, K Shares, T Shares or such Parity Securities.  In determining whether a Distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of Shares or otherwise, is permitted under the MGCL, amounts that would be needed, if the Corporation were to be dissolved at the time of the Distribution, to satisfy the preferential rights upon dissolution of holders of I Shares, K Shares and T Shares shall not be added to the Corporation’s total liabilities.

Section 5.2.6   Rights Upon Listing.  Upon a Listing of the I Shares, the K Shares, the T Shares or any Parity Securities, each Share of the foregoing classes or series of Shares that are not Listed shall, automatically and without any action on the part of the holder thereof, convert into one Share (subject to pro rata adjustment, or any other adjustment deemed appropriate and equitable by the Board of Directors, as a result of any stock split, stock dividend, reverse stock split, subdivision, combination or similar corporate event) of the class or series of Shares that are Listed.

Section 5.3         B Shares.

Section 5.3.1   Description.  Except as otherwise set forth below, the holders of B Shares shall have no voting rights or any other rights, including rights to participate in meetings of Stockholders, to receive dividends or to receive distributions on liquidation.  The Board may classify or reclassify any unissued B Shares from time to time into one or more classes or series of Shares; provided, however, that the voting rights per Share (other than any

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publicly held Share) sold in a Private Placement shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Corporation for each privately offered Share bears to the book value of each outstanding publicly held Share.

Section 5.3.2   Voting Rights.  Notwithstanding anything to the contrary contained herein, without the affirmative vote or prior consent of the holders of 75% of the issued and outstanding B Shares, voting separately as a single class with one vote per B Share, either in person or by proxy at a meeting of such holders or in writing or by electronic transmission without a meeting, the Corporation shall not take, or cause to be taken, any of the following actions or transactions (any such action or transaction taken or consummated without such prior affirmative vote or consent being null and void ab initio and of no force or effect):

(a)        issue or sell additional B Shares or increase the number of authorized B Shares; or

(b)        amend, alter, modify or repeal any provision of the Charter in a manner adversely affecting the rights, preferences and privileges of the B Shares (including, but not limited to, rights, preferences and privileges with respect to dividends, liquidation or voting); provided, however, that any increase in the number of authorized Shares of any other class or series, or the creation or issuance of any Shares of any other class or series, shall not be deemed to adversely affect the rights, preferences or privileges of the B Shares.

Section 5.3.3   Special Dividends.   If the Corporation has Excess Cash, the holders of the B Shares shall be entitled to receive, pari passu with the holders of Common Shares, I Shares, K Shares, T Shares and any Parity Securities, a special dividend of 12.5% of such Excess Cash (pro rata based on the number of B Shares).

Section 5.3.4   Rights Upon Liquidation.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, 12.5% of any Remaining Liquidation Cash available for Distribution by the Corporation shall be paid to the holders of the B Shares, pro rata based on the number of B Shares.

Section 5.3.5   Rights Upon Listing.  If the Market Value exceeds the sum of (a) the Liquidation Preference as of Listing on all outstanding Shares that are Listed or that are converted into Shares that are Listed (excluding Listed Shares issued in exchange for Common Shares pursuant to Section 5.4.5 herein) plus (b) the deferred asset management fees, Acquisition Fees and disposition fees payable to the Advisor pursuant to the Advisory Agreement and any interest accrued thereon plus (c) the accumulated, accrued and unpaid Common Ordinary Dividends on the Common Shares (excluding Common Shares exchanged or to be exchanged pursuant to Section 5.4.5 herein) plus (d) the aggregate stated value on all outstanding Common Shares (excluding Common Shares exchanged or to be exchanged pursuant to Section 5.4.5 herein) immediately prior to Listing, the Corporation shall repurchase, out of funds legally available therefor, the outstanding B Shares for an amount equal to 12.5% of such excess, payable to the holders of such B Shares pro rata in accordance with the number of B Shares.  If the Market Value does not exceed such sum, the B Shares shall be repurchased and canceled for no consideration.

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Section 5.4   Common Shares.

Section 5.4.1   Description.  Subject to the provisions of Article VI and except as may otherwise be specified in the Charter, each Common Share shall entitle the holder thereof to one vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 11.2 hereof.  The Board may classify or reclassify any unissued Common Shares from time to time into one or more classes or series of Shares; provided, however, that the voting rights per Share (other than any publicly held Share) sold in a Private Placement shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Corporation for each privately offered Share bears to the book value of each outstanding publicly held Share.

Section 5.4.2   Dividend Rights.  Following the payment in full of all accumulated, accrued and unpaid dividends on the I Shares, K Shares and T Shares and on any Parity Securities and the payment of any accrued asset management fees payable to the Advisor (and any interest thereon), the holder of each Common Share shall be entitled to receive, when and as authorized by the Board of Directors and declared by the Corporation, out of legally available funds, dividends on each Common Share at a rate not to exceed six percent of each Common Share’s stated value of $10.00 per share from income and cash flow from ordinary operations on a cumulative basis (the “Common Ordinary Dividends”).  Except in the case of a Plan of Liquidation, the holders of Common Shares shall not be entitled to participate or receive any dividends on account of Net Sales Proceeds arising from the Sale of Properties.  The dividends on the Common Shares shall accrue on each Common Share, whether or not authorized by the Board of Directors and declared by the Corporation and whether or not there are funds legally available for the payment of such dividends, on a cumulative basis, from the date of issuance of such Common Share.  Dividends on the Common Shares shall accrue on a daily basis and shall be payable in arrears to holders of record as they appear in the Corporation’s stock records at the close of business on the applicable record date set by the Board of Directors for the payment of such dividends.  To the extent necessary to preserve the Corporation’s status as a REIT, the Corporation shall not be prohibited from declaring or paying or setting apart for payment any dividend or other Distribution on the Common Shares or any other Junior Security.

Section 5.4.3   Special Dividends.  If the Corporation has Excess Cash, the holders of the Common Shares shall be entitled to receive, pari passu with the holders of I Shares, K Shares, T Shares, B Shares and any Parity Securities, a special dividend of 37.5% of such Excess Cash (pro rata based on the number of Common Shares) unless all Common Shares previously have been repurchased because of a Non-Cause Advisory Agreement Termination, in which case the Excess Cash otherwise apportioned to the Common Shares shall be distributed to the holders of the I Shares, the K Shares, the T Shares and any Parity Securities.

Section 5.4.4   Rights Upon Liquidation.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for the Corporation’s debts and liabilities and the Liquidation Preferences, the holder of each Common Share shall be entitled to be paid out of the Corporation’s assets legally available for Distribution, an amount equal to such Common Share’s stated value of $10.00 per share.  In addition, upon any voluntary or involuntary liquidation, dissolution or winding up of the

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Corporation, 37.5% of any Remaining Liquidation Cash available for Distribution by the Corporation shall be paid to the holders of the Common Shares, pro rata based on the number of Common Shares, unless all Common Shares previously have been repurchased because of a Non-Cause Advisory Agreement Termination, in which case the Remaining Liquidation Cash otherwise apportioned to the Common Shares shall be distributed to the holders of the I Shares, the K Shares, the T Shares and any Parity Securities.

Section 5.4.5   Rights Upon Listing.  Prior to any Listing, the Corporation shall give notice of such Listing to the holders of Common Shares and such holders of Common Shares (including the Advisor and its Affiliates) shall have the right to either (a) receive one Share of the class or series of Shares that are Listed (subject to pro rata adjustment, or any other adjustment deemed appropriate and equitable by the Board of Directors, as a result of any stock split, stock dividend, reverse stock split, subdivision, combination or similar corporate event) in exchange for each Common Share held as of the date the Corporation gives notice of an intended Listing to the holders of Common Shares (to be effective on the date of such Listing) or (b) require the Corporation to repurchase each Common Share held for the Common Share Repurchase Price.  Each holder of Common Shares shall have at least 20 days to make such election.

Section 5.4.6   Rights Upon Advisory Agreement Termination.  In the event of a Non-Cause Advisory Agreement Termination, the Corporation shall repurchase all outstanding Common Shares (whether or not held by the Advisor or its Affiliates) for an amount per Common Share equal to the greater of (a) any accrued Common Ordinary Dividends on such Common Share plus the stated value of such Common Share or (b) the amount the holder of such Common Share would be entitled to receive if the Corporation liquidated and received net liquidation proceeds equal to the fair market value (determined by appraisals as of the date of the Non-Cause Advisory Agreement Termination) of the Corporation’s investments less any loans secured by such investments, limited in the case of non-recourse loans to the value of investments securing such loans.

Section 5.5      Additional Provisions Relating to I Shares, K Shares, T Shares, B Shares and Common Shares.

Section 5.5.1   Merger or Acquisition Transaction.  If the Corporation enters into a merger or other acquisition transaction, the merger or acquisition consideration shall be distributed among the holders of I Shares, K Shares, T Shares, any Parity Securities, B Shares and Common Shares pursuant to the same order of priority (as set forth in Sections 5.2.5, 5.3.4 and 5.4.4, respectively) as if the Corporation liquidated and wound up and the proceeds from such liquidation and winding up available for Distribution to the Stockholders were equal to the aggregate consideration payable in such merger or acquisition transaction.

Section 5.5.2   Repurchase Price Payments.  All payments of the repurchase price, if any, on the B Shares or the Common Shares pursuant to Sections 5.3.5, 5.4.5 or 5.4.6 above shall be in the form of a promissory note bearing interest at the then-current rate or in the form of Shares that are Listed, valued at the same price per Share as that used to determine Market Value.  The Board of Directors, including a majority of Independent Directors, shall determine the form of consideration and the then-current interest rate on any promissory

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note.  If the balances of any such promissory notes have not been paid in full within five years from the date the Advisory Agreement is terminated or expires without renewal, then any holders of B Shares or Common Shares that received promissory notes may elect to convert the unpaid balance of such promissory notes, including accrued but unpaid interest, into such Listed Shares (or successor Securities) or, if no Shares are Listed, into K Shares, at a value per Share (or successor Security) as determined below.  Promissory notes not redeemed shall mature and be due and payable in full, including all interest accrued thereon, on the eighth anniversary of the date the Advisory Agreement was terminated or expired.  If such Shares (or such successor Securities) are then Listed, the conversion shall occur at a price per Share (or successor Security) equal to the average closing price of such Shares (or such successor Securities) over the ten trading days immediately preceding the date of such election.  If no Shares (or successor Securities) are then Listed and such election occurs on or after the NAV Pricing Date, the conversion shall occur at a price per K Share (or successor Security) equal to the most recently determined net asset value per K Share, as adjusted in good faith by the Board of Directors (including a majority of Independent Directors).  If no Shares (or successor Securities) are then Listed and such election occurs before the NAV Pricing Date, the conversion shall occur at a price per share equal to the fair market value per K Share (or successor Security), as determined in good faith by the Board of Directors (including a majority of Independent Directors).

Section 5.6   Classified or Reclassified Shares.  Prior to issuance of classified or reclassified Shares of any class or series, the Board by resolution shall:  (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set or change, subject to the provisions of Article VI and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other Distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”).  Any of the terms of any class or series of Shares set or changed pursuant to clause (c) of this Section 5.6 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary or other charter document.  If classified or reclassified Shares of any class or series shall be entitled to the distribution of a percentage of Excess Cash or Remaining Liquidation Cash, the percentages of Excess Cash or Remaining Liquidation Cash to be distributed among the holders of I Shares, K Shares, T Shares, any Parity Securities, B Shares and/or Common Shares shall be adjusted pro rata so that the amounts of Excess Cash or Remaining Liquidation Cash distributed to the holders of I Shares, K Shares, T Shares, such Parity Securities, B Shares and/or Common Shares, respectively, shall in all cases bear to each other the same ratio that the amounts of Excess Cash or Remaining Liquidation Cash distributable pursuant to Sections 5.2.4, 5.3.3 and 5.4.3, respectively, and Sections 5.2.5, 5.3.4 and 5.4.4, respectively, bear to each other.

Section 5.7   Distributions.  The Board of Directors may from time to time authorize the Corporation to declare and pay to Stockholders such dividends or other Distributions in cash or other assets of the Corporation or in securities of the Corporation, including in Shares of one class payable to holders of Shares of another class, or from any other

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source as the Board of Directors in its discretion shall determine.  Notwithstanding anything to the contrary contained herein, dividends or other Distributions declared and paid with respect to the Shares of any class or series may vary among holders thereof in order to account for differences in (a) the stockholder servicing fees payable to the Dealer Manager with respect to such Shares, (b) the duration of Stockholders’ ownership of such Shares and (c) the Liquidation Preferences for such Shares.  The Board of Directors shall endeavor to authorize the Corporation to declare and pay such dividends and other Distributions as shall be necessary for the Corporation to qualify as a REIT under the Code; provided, however, Stockholders shall have no right to any dividend or other Distribution unless and until authorized by the Board and declared by the Corporation.  The exercise of the powers and rights of the Board of Directors pursuant to this Section 5.7 shall be subject to the provisions of any class or series of Shares at the time outstanding.  The receipt by any Person in whose name any Shares are registered on the records of the Corporation or by his or her duly authorized agent shall be a sufficient discharge for all dividends or other Distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof.  Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Corporation and the liquidation of its assets in accordance with the terms of the Charter or distributions in which (a) the Board advises each Stockholder of the risks associated with direct ownership of the property, (b) the Board offers each Stockholder the election of receiving such in-kind distributions and (c) in-kind distributions are made only to those Stockholders that accept such offer.

Section 5.8   Charter and Bylaws.  The rights of all Stockholders and the terms of all Shares are subject to the provisions of the Charter and the Bylaws.

Section 5.9   No Issuance of Share Certificates.  Unless otherwise provided by the Board of Directors, the Corporation shall not issue stock certificates.  A Stockholder’s investment shall be recorded on the books of the Corporation.  To transfer his or her Shares, a Stockholder shall submit an executed form to the Corporation, which form shall be provided by the Corporation upon request.  Such transfer will also be recorded on the books of the Corporation.  Upon issuance or transfer of Shares, the Corporation will provide the Stockholder with information concerning his or her rights with regard to such Shares, as required by the Bylaws and the MGCL or other applicable law.

Section 5.10   Suitability of Stockholders.  Upon the Commencement of the Initial Public Offering and until Listing, the following provisions shall apply:

Section 5.10.1     Investor Suitability Standards.  Subject to suitability standards established by individual states, to become a Stockholder, if such prospective Stockholder is an individual (including an individual beneficiary of a purchasing individual retirement account), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Corporation, among other requirements as the Corporation may require from time to time:

(a)       that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the

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Shares) has a minimum annual gross income of $70,000 and a net worth (excluding home, furnishings and automobiles) of not less than $70,000; or

(b)       that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a net worth (excluding home, furnishings and automobiles) of not less than $250,000.

Section 5.10.2     Determination of Suitability of Sale.  The Sponsor and each Person selling Shares on behalf of the Corporation shall make every reasonable effort to determine that the purchase of Shares by a Stockholder is a suitable and appropriate investment for such Stockholder.  In making this determination, the Sponsor and each Person selling Shares on behalf of the Corporation shall ascertain that the prospective Stockholder:  (a) meets the minimum income and net worth standards established for the Corporation; (b) can reasonably benefit from the Corporation based on the prospective Stockholder’s overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective Stockholder’s overall financial situation; and (d) has apparent understanding of (i) the fundamental risks of the investment; (ii) the risk that the Stockholder may lose the entire investment; (iii) the lack of liquidity of the Shares; (iv) the restrictions on transferability of the Shares; and (v) the tax consequences of the investment.

The Sponsor and each Person selling Shares on behalf of the Corporation shall make this determination with respect to each prospective Stockholder on the basis of information it has obtained from such prospective Stockholder.  Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation and other investments of the prospective Stockholder, as well as any other pertinent factors.

The Sponsor and each Person selling Shares on behalf of the Corporation shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate for a Stockholder.  The Sponsor and each Person selling Shares on behalf of the Corporation shall maintain these records for at least six years.

Section 5.10.3   Minimum Investment and Transfer.  Subject to certain individual state requirements and except with respect to the issuance of I Shares, K Shares and T Shares under the Reinvestment Plan, no initial sale or transfer of I Shares, K Shares or T Shares of less than $2,000, or such other amount as determined by the Board, will be permitted.

Section 5.11   Repurchase of Shares.  The Board may establish, from time to time, a program or programs by which the Corporation voluntarily repurchases Shares from its Stockholders; provided, however, that such repurchase does not impair the capital or operations of the Corporation.  Neither the Sponsor, the Advisor, any member of the Board or any Affiliate thereof may receive any fees arising out of the repurchase of Shares by the Corporation.

Section 5.12   Distribution Reinvestment Plans.  The Board may establish, from time to time, a Distribution reinvestment plan or plans (each, a “Reinvestment Plan”).  Under any such Reinvestment Plan, (a) all material information regarding Distributions to the Stockholders

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and the effect of reinvesting such Distributions, including the tax consequences thereof, shall be provided to the Stockholders not less often than annually, and (b) each Stockholder participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan not less often than annually after receipt of the information required in clause (a) above.

ARTICLE VI

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 6.1  Shares.

Section 6.1.1  Ownership Limitations.  During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 6.3:

(a)         Basic Restrictions.

(i)       (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Class Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)      No Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii)     Any Transfer of Shares that, if effective, would result in Shares being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(b)         Transfer in Trust.  If any Transfer of Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 6.1.1(a)(i) or (ii),

(i)       then that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 6.1.1(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically Transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in

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Section 6.2, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or

(ii)      if the Transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 6.1.1(a)(i) or (ii), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 6.1.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

To the extent that, upon a transfer of Shares pursuant to this Section 6.1.1(b), a violation of any provision of this Article VI would nonetheless be continuing (for example where the ownership of Shares by a single Charitable Trust would violate the 100 stockholder requirement applicable to REITs), then Shares shall be transferred to that number of Charitable Trusts, each having a distinct Charitable Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Charitable Trust, such that there is no violation of any provision of this Article VI.

Section 6.1.2  Remedies for Breach.  If the Board of Directors or its designee (including any duly authorized committee of the Board) shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 6.1.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 6.1.1 (whether or not such violation is intended), the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem Shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 6.1.1 shall automatically result in the Transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or its designee.

Section 6.1.3  Notice of Restricted Transfer.  Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 6.1.1(a), or any Person who would have owned Shares that resulted in a Transfer to the Charitable Trust pursuant to the provisions of Section 6.1.1(b), shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

Section 6.1.4  Owners Required To Provide Information.  From the Initial Date and prior to the Restriction Termination Date:

(a)         every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of Shares Beneficially

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Owned and a description of the manner in which such Shares are held.  Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit, the Class Ownership Limit and the other restrictions set forth herein; and

(b)           each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the Stockholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 6.1.5  Remedies Not Limited.  Subject to Section 7.10 of the Charter, nothing contained in this Section 6.1 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its Stockholders in preserving the Corporation’s status as a REIT.

Section 6.1.6  Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this Section 6.1, Section 6.2 or any definition contained in Article IV, the Board of Directors may determine the application of the provisions of this Section 6.1 or Section 6.2 with respect to any situation based on the facts known to it.  In the event Section 6.1 or 6.2 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors may determine the action to be taken so long as such action is not contrary to the provisions of Article IV or Sections 6.1 or 6.2.  Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 6.1.2) acquired Beneficial Ownership or Constructive Ownership of Shares in violation of Section 6.1.1, such remedies (as applicable) shall apply first to the Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares based upon the relative number of the Shares held by each such Person.

Section 6.1.7  Exceptions.

(a)           Subject to Section 6.1.1(a)(ii), the Board of Directors may exempt (prospectively or retroactively) a Person from the Aggregate Share Ownership Limit and the Class Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

(i)       the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary for the Board to ascertain that no individual’s Beneficial Ownership or Constructive Ownership of such Shares will violate Section 6.1.1(a)(ii);

(ii)      such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any

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entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the judgment of the Board of Directors, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT, shall not be treated as a tenant of the Corporation); and

(iii)     such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 6.1.1 through 6.1.6) will result in such Shares being automatically Transferred to a Charitable Trust in accordance with Sections 6.1.1(b) and 6.2.

(b)         Prior to granting any exception pursuant to Section 6.1.7(a), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.  Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c)         Subject to Section 6.1.1(a)(ii), an underwriter which participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Aggregate Share Ownership Limit, the Class Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d)         The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder:  (i) with the written consent of such Excepted Holder at any time, or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder.  No Excepted Holder Limit shall be reduced to a percentage that is less than the Class Ownership Limit.

Section 6.1.8  Increase or Decrease in Aggregate Share Ownership and Class Ownership Limits.  Subject to Section 6.1.1(a)(ii), the Board of Directors may from time to time increase or decrease the Class Ownership Limit and the Aggregate Share Ownership Limit for one or more Persons and increase or decrease the Class Ownership Limit and the Aggregate Share Ownership Limit for all other Persons.  No decreased Class Ownership Limit and/or Aggregate Share Ownership Limit will be effective for any Person whose percentage of ownership in Shares is in excess of such decreased Class Ownership Limit and/or Aggregate Share Ownership Limit, as applicable, until such time as such Person’s percentage of ownership in Shares equals or falls below the decreased Class Ownership Limit and/or Aggregate Share Ownership Limit, but any further acquisition of Shares in excess of such percentage ownership of Shares will be in violation of the Class Ownership Limit and/or Aggregate Share Ownership

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Limit and, provided further, that the new Class Ownership Limit and/or Aggregate Share Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Shares.

Section 6.1.9  Legend.  Any certificate representing Shares shall bear substantially the following legend:

The Shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s charter, (i) no Person may Beneficially Own or Constructively Own Shares in excess of 9.8% (in value or number of Shares) of the outstanding Shares of any class or series unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own Shares in excess of 9.8% of the value of the total outstanding Shares, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Shares that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) any Transfer of Shares that, if effective, would result in Shares being beneficially owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares which cause or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Corporation in writing (or, in the case of an attempted transaction, give at least 15 days prior written notice). If any of the restrictions on Transfer or ownership as set forth in (i), (ii) or (iii) above are violated, the Shares in excess or in violation of the above limitations will be automatically Transferred to a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem Shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described in (i), (ii) or (iii) above may be void ab initio. All capitalized terms in this legend have the meanings defined in the

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Corporation’s charter, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Shares on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a Stockholder on request and without charge.  In the case of uncertificated Shares, the Corporation will send the holder of such Shares, on request and without charge, a written statement of the information otherwise required on certificates.

Section 6.2  Transfer of Shares in Trust.

Section 6.2.1  Ownership in Trust.  Upon any purported Transfer or other event described in Section 6.1.1(b) that would result in a Transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been Transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries.  Such Transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the Transfer to the Charitable Trust pursuant to Section 6.1.1(b).  The Charitable Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner.  Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 6.2.6.

Section 6.2.2  Status of Shares Held by the Charitable Trustee.  Shares held by the Charitable Trustee shall continue to be issued and outstanding Shares.  The Prohibited Owner shall have no rights in the Shares held by the Charitable Trustee.  The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Charitable Trustee, shall have no rights to dividends or other Distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust.

Section 6.2.3  Dividend and Voting Rights.  The Charitable Trustee shall have all voting rights and rights to dividends or other Distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary.  Any dividend or other Distribution paid prior to the discovery by the Corporation that Shares have been Transferred to the Charitable Trustee shall be paid by the recipient of such dividend or other Distribution to the Charitable Trustee upon demand and any dividend or other Distribution authorized but unpaid shall be paid when due to the Charitable Trustee.  Any dividends or other Distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary.  The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Shares have been Transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that Shares have been Transferred to the Charitable Trustee and (b) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Charitable Trustee shall not

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have the authority to rescind and recast such vote.  Notwithstanding the provisions of this Article VI, until the Corporation has received notification that Shares have been Transferred into a Charitable Trust, the Corporation shall be entitled to rely on its share transfer and other Stockholder records for purposes of preparing lists of Stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes and determining the other rights of Stockholders.

Section 6.2.4  Sale of Shares by Charitable Trustee.  Within 20 days of receiving notice from the Corporation that Shares have been Transferred to the Charitable Trust, the Charitable Trustee shall sell the Shares held in the Charitable Trust to a Person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 6.1.1(a).  Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 6.2.4.  The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (b) the price per share received by the Charitable Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Charitable Trust.  The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other Distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 6.2.3 of this Article VI.  Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary.  If, prior to the discovery by the Corporation that Shares have been Transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 6.2.4, such excess shall be paid to the Charitable Trustee upon demand.

Section 6.2.5  Purchase Right in Shares Transferred to the Charitable Trustee.  Shares Transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per Share equal to the lesser of (a) the price per Share in the transaction that resulted in such Transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (b) the Market Price on the date the Corporation, or its designee, accepts such offer.  The Corporation shall have the right to accept such offer until the Charitable Trustee has sold the Shares held in the Charitable Trust pursuant to Section 6.2.4.  Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.  The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and other Distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 6.2.3 of this Article VI.  The Corporation may pay the amount of such reduction to the Charitable Trustee for the benefit of the Charitable Beneficiary.

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Section 6.2.6  Designation of Charitable Beneficiaries.  By written notice to the Charitable Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (a) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 6.1.1(a) in the hands of such Charitable Beneficiary and (b) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 6.3  NYSE Transactions.  Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system.  The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VI.

Section 6.4  Enforcement.  The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VI.

Section 6.5  Non-Waiver.  No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VII

PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 7.1        Number of Directors.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.  The number of Directors of the Corporation (the “Directors”) shall be five, which number may be increased or decreased from time to time pursuant to the Bylaws; provided, however, that, upon the Initial Private Placement, the total number of Directors shall not be fewer than three.  Upon the Initial Private Placement, a majority of the Board will be Independent Directors except for a period of up to 60 days after the death, removal or resignation of an Independent Director pending the election of such Independent Director’s successor.  The names of the Directors who shall serve until the first annual meeting of Stockholders and until their successors are duly elected and qualify are:

James Procaccianti
Gregory Vickowski
Lawrence Aubin
Thomas R. Engel
Ronald S. Ohsberg

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These Directors may increase the number of Directors and fill any vacancy, whether resulting from an increase in the number of Directors or otherwise, on the Board of Directors prior to the first annual meeting of Stockholders in the manner provided in the Bylaws.

The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.  Notwithstanding the foregoing sentence, Independent Directors shall nominate replacements for vacancies among the Independent Directors’ positions.

Section 7.2       Experience.  Each Director shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Corporation.  At least one of the Independent Directors shall have three years of relevant real estate experience.

Section 7.3       Committees.  The Board may establish such committees as it deems appropriate, in its discretion, provided that the majority of the members of each committee are Independent Directors.

Section 7.4       Term.  Except as may otherwise be provided in the terms of any Shares issued by the Corporation with respect to the termination after less than one year of the term of office of any Director elected by the holders of such Shares, each Director shall hold office for one year, until the next annual meeting of Stockholders and until his or her successor is duly elected and qualifies.  Directors may be elected to an unlimited number of successive terms.

Section 7.5       Fiduciary Obligations.  The Directors serve in a fiduciary capacity to the Corporation and have a fiduciary duty to the Stockholders, including a specific fiduciary duty to supervise the relationship of the Corporation with the Advisor.

Section 7.6       Extraordinary Actions.  Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of Shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 7.7       Authorization by Board of Stock Issuance.  The Board of Directors may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (including as compensation for the Independent Directors or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.  The issuance of preferred stock shall also be

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approved by a majority of Independent Directors not otherwise interested in the transaction, who shall have access at the Corporation’s expense to the Corporation’s legal counsel or to independent legal counsel.

Section 7.8       Preemptive Rights and Appraisal Rights.  Except as may be provided by the Board of Directors in setting the terms of classified or reclassified Shares pursuant to Section 5.4 or as may otherwise be provided by contract approved by the Board of Directors, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares or any other Security which the Corporation may issue or sell.  Holders of Shares shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon such terms and conditions as may be specified by the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of Shares, to one or more transactions occurring after the date of such determination in connection with which holders of such Shares would otherwise be entitled to exercise such rights.

Section 7.9       Determinations by Board.  The determination as to any of the following matters, made by or pursuant to the direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of Shares:  the amount of the Net Income for any period and the amount of assets at any time legally available for the payment of dividends, redemption of Shares or the payment of other Distributions on Shares; the amount of paid-in surplus, Net Assets, other surplus, annual or other cash flow, funds from operations, net profit, Net Assets in excess of capital, undivided profits or excess of profits over losses on Sales of Assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation or resolution of any ambiguity with respect to any provision of the Charter (including any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other Distributions, qualifications or terms or conditions of redemption of any shares of any class or series of Shares) or of the Bylaws; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any Asset owned or held by the Corporation or any Shares; the number of Shares of any class of the Corporation; any matter relating to the acquisition, holding and disposition of any Assets by the Corporation; any interpretation of the terms and conditions of one or more agreements with any Person; the application of any provision of the Charter in the case of any ambiguity, including, without limitation:  (i) any provision of the definitions of any of the following:  Affiliate, Independent Director and Sponsor, (ii) which amounts paid to the Advisor or its Affiliates are property-level expenses connected with the ownership of real estate interests, loans or other property, (iii) which expenses are excluded from the definition of Total Operating Expenses and (iv) whether expenses qualify as Organization and Offering Expenses; any conflict between the MGCL and the provisions set forth in the NASAA REIT Guidelines; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors; provided, however, that any determination by the Board of Directors as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no Director shall be liable for making or failing to make such a determination; and provided, further, that to the extent the Board determines that the MGCL conflicts with the

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provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines control to the extent any provisions of the MGCL are not mandatory.

Section 7.10      REIT Qualification.  If the Corporation elects to qualify for federal income tax treatment as a REIT, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code.  The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and Transfers set forth in Article VI is no longer required for REIT qualification.

Section 7.11      Removal of Directors.  Subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more Directors, any Director, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of Directors.

Section 7.12      Board Action with Respect to Certain Matters.  A majority of the Independent Directors must approve any Board action to which the following sections of the NASAA REIT Guidelines apply:  II.A., II.C., II.F., II.G., IV.A., IV.B., IV.C., IV.D., IV.E., IV.F., IV.G., V.E., V.H., V.J., VI.A., VI.B.4, and VI.G.

ARTICLE VIII

ADVISOR

Section 8.1       Appointment and Initial Investment of Advisor.  The Board is responsible for setting the general policies of the Corporation and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Corporation.  However, the Board is not required personally to conduct the business of the Corporation, and it may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Board may, in its sole discretion, deem necessary or desirable.  The term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained.  The Advisor or its Affiliates have made an Initial Investment of $200,000 in the Corporation.  The Advisor or any such Affiliate may not sell the Initial Investment while the Advisor or its Affiliate remains a Sponsor but may transfer the Initial Investment to other Affiliates.

Section 8.2       Supervision of Advisor.  The Board shall review and evaluate the qualifications of the Advisor before entering into, and shall evaluate the performance of the Advisor before renewing, an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the Board.  The Board may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Corporation, to act as agent for the Corporation, to execute documents on behalf of the Corporation and to

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make executive decisions that conform to general policies and principles established by the Board.  The Board shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Corporation are in the best interests of the Stockholders and are fulfilled.  The Independent Directors are responsible for reviewing the fees and expenses of the Corporation at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Corporation, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs.  Each such determination shall be reflected in the minutes of the meetings of the Board.  The Independent Directors also will be responsible for reviewing, from time to time and at least annually, the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the Charter.  The Independent Directors shall also supervise the performance of the Advisor and the compensation paid to the Advisor by the Corporation in order to determine that the provisions of the Advisory Agreement are being carried out.  Specifically, the Independent Directors will consider factors such as (a) the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Assets, (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Corporation, (c) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Corporation, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Corporation or by others with whom the Corporation does business, (e) the quality and extent of service and advice furnished by the Advisor, (f) the performance of the Assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and (g) the quality of the Assets relative to the investments generated by the Advisor for its own account.  The Independent Directors may also consider all other factors that they deem relevant, and the findings of the Independent Directors on each of the factors considered shall be recorded in the minutes of the Board.  The Board shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Corporation and whether the compensation provided for in its contract with the Corporation is justified.

Section 8.3       Fiduciary Obligations.  The Advisor shall have a fiduciary responsibility and duty to the Corporation and to the Stockholders.

Section 8.4       Affiliation and Functions.  The Board, by resolution or in the Bylaws, may provide guidelines, provisions or requirements concerning the affiliation and functions of the Advisor.

Section 8.5       Termination.  A majority of the Independent Directors may terminate the Advisory Agreement on 60 days’ written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Corporation and the Operating Partnership in making an orderly transition of the advisory function.

Section 8.6       Disposition Fee on Sale of Property.  The Corporation may pay the Advisor a real estate commission upon the Sale of one or more Properties, in an amount equal to the lesser of (a) one-half of the Competitive Real Estate Commission or (b) three percent of the

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sales price of such Property or Properties.  Payment of such fee may be made only if the Advisor provides a substantial amount of services in connection with the Sale of a Property or Properties, as determined by a majority of the Independent Directors.  In addition, the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such Sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to six percent of the sales price of such Property or Properties.

Section 8.7       Incentive Fees.  The Corporation may pay the Advisor an interest in the gain from the Sale of Assets, for which full consideration is not paid in cash or property of equivalent value, provided the amount or percentage of such interest is reasonable.  Such an interest in gain from the Sale of Assets shall be considered presumptively reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to holders of Shares, in the aggregate, of an amount equal to 100% of the Invested Capital, plus an amount equal to six percent of the Invested Capital per annum cumulative.  In the case of multiple Advisors, such Advisor and any of their Affiliates shall be allowed such fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the Assets by each respective Advisor or any Affiliate.

Section 8.8       Organization and Offering Expenses Limitation.  The Corporation shall reimburse the Advisor and its Affiliates for Organization and Offering Expenses incurred by the Advisor or its Affiliates; provided, however, that the total amount of all Organization and Offering Expenses shall be reasonable and shall in no event exceed 15% of the Gross Proceeds of each Offering.

Section 8.9       Acquisition Fees.  The Corporation may pay the Advisor and its Affiliates fees for the review and evaluation of potential investments in Assets; provided, however, that the total of all Acquisition Fees and Acquisition Expenses shall be reasonable, and shall not exceed an amount equal to six percent of the Contract Purchase Price or, in the case of a Mortgage, six percent of the funds advanced; and provided, further, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Corporation.

Section 8.10      Reimbursement for Total Operating Expenses.  The Corporation may reimburse the Advisor, at the end of each fiscal quarter, for Total Operating Expenses incurred by the Advisor; provided, however that the Corporation shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of two percent of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year.  The Independent Directors shall have the responsibility of limiting Total Operating Expenses to amounts that do not exceed the 2%/25% Guidelines unless they have made a finding that, based on such unusual and non-recurring factors that they deem sufficient, a higher level of expenses (an “Excess Amount”) is justified.  Within 60 days after the end of any fiscal quarter of the Corporation for which there is an Excess Amount which the Independent Directors conclude was justified and reimbursable to the Advisor, there shall be sent to the holders of Shares a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified.  Any such finding and the reasons in support thereof shall be

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reflected in the minutes of the meetings of the Board.  In the event that the Independent Directors do not determine that excess expenses are justified, the Advisor shall reimburse the Corporation the amount by which the expenses exceeded the 2%/25% Guidelines.

Section 8.11     Reimbursement Limitation.  The Corporation shall not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

ARTICLE IX

INVESTMENT POLICIES AND LIMITATIONS

Section 9.1       Review of Investment Policies.  The Independent Directors shall review the investment policies of the Corporation with sufficient frequency (and not less often than annually) to determine that the policies being followed by the Corporation are in the best interests of its Stockholders.  Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board.

Section 9.2       Certain Permitted Investments.

(a)      The Corporation may invest in Assets.

(b)      The Corporation may invest in Joint Ventures with the Sponsor, the Advisor, one or more Directors or any Affiliate, only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair and reasonable to the Corporation and on substantially the same terms and conditions as those received by the other joint venturers.

(c)      Subject to any limitations in Section 9.3, the Corporation may invest in equity securities, provided that if such equity securities are not listed on a national securities exchange or traded in an over-the-counter market, such investment shall be permitted only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

Section 9.3       Investment Limitations.  In addition to other investment restrictions imposed by the Board from time to time, consistent with the Corporation’s objective of qualifying as a REIT, the following shall apply to the Corporation’s investments:

(a)      Not more than ten percent of the Corporation’s total assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property.

(b)      The Corporation shall not invest in commodities or commodity future contracts.  This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Corporation’s ordinary business of investing in real estate assets and Mortgages.

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(c)      The Corporation shall not invest in or make any Mortgage unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency.  In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with the Advisor, the Sponsor, any Director or any Affiliate thereof, such appraisal of the underlying property must be obtained from an Independent Appraiser.  Such appraisal shall be maintained in the Corporation’s records for at least five years and shall be available for inspection and duplication by any holder of Shares for a reasonable charge.  In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the Mortgage or condition of the title must be obtained.

(d)      The Corporation shall not make or invest in any Mortgage, including a construction loan, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Corporation, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria.  For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property, including the loans of the Corporation” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent per annum of the principal balance of the loan.

(e)      The Corporation shall not invest in indebtedness secured by a Mortgage on Real Property which is subordinate to the lien or other indebtedness of the Advisor, any Director, the Sponsor or any Affiliate of the Corporation.

(f)      The Corporation shall not issue (i) equity Securities redeemable solely at the option of the holder (except that Stockholders may offer their Shares to the Corporation pursuant to any repurchase plan adopted by the Board on terms outlined in the Prospectus relating to any Offering, as such plan is thereafter amended in accordance with its terms); (ii) debt Securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt, as determined by the Board of Directors or a duly authorized officer of the Corporation; (iii) equity Securities on a deferred payment basis or under similar arrangements; or (iv) options or warrants to the Advisor, the Directors, the Sponsor or any Affiliate thereof except on the same terms as such options or warrants, if any, are sold to the general public.  Options or warrants may be issued to Persons other than the Advisor, the Directors, the Sponsor or any Affiliate thereof, but not at exercise prices less than the fair market value of the underlying Securities on the date of grant and not for consideration (which may include services) that in the judgment of the Independent Directors has a market value less than the value of such option or warrant on the date of grant.  Options or warrants issuable to the Advisor, the Directors, the Sponsor or any Affiliate thereof shall not exceed ten percent of the outstanding Shares on the date of grant.  The voting rights per Share (other than any publicly held Share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Corporation for each privately offered Share bears to the book value of each outstanding publicly held Share.

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(g)      A majority of the Directors or of the members of a duly authorized committee of the Board of Directors shall authorize the consideration to be paid for Real Property, ordinarily based on the fair market value of the Real Property.  If a majority of the Independent Directors on the Board of Directors or such duly authorized committee determine, or if the Real Property is acquired from the Advisor, a Director, the Sponsor or their Affiliates, such fair market value shall be determined by a qualified Independent Appraiser selected by such Independent Directors.

(h)      The aggregate Leverage shall be reasonable in relation to the Net Assets and shall be reviewed by the Board at least quarterly.  The maximum amount of such Leverage in relation to Net Assets shall not exceed 300%.  Notwithstanding the foregoing, Leverage may exceed such limit if any excess in borrowing over such level is approved by a majority of the Independent Directors.  Any such excess borrowing shall be disclosed to Stockholders in the next quarterly report of the Corporation following such borrowing, along with justification for such excess.

(i)       The Corporation will continually review its investment activity to attempt to ensure that it is not classified as an “investment company” under the Investment Company Act of 1940, as amended.

(j)       The Corporation will not make any investment that the Corporation believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT unless and until the Board determines, in its sole discretion, that REIT qualification is not in the best interests of the Corporation.

(k)      The Corporation shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

(l)       The Corporation shall not engage in securities trading, or engage in the business of underwriting or the agency distribution of securities issued by other Persons.

(m)     The Corporation shall not acquire interests or securities in any entity holding investments or engaging in activities prohibited by this Article IX except for investments in which the Corporation holds a non-controlling interest or investments in publicly-traded entities.  For these purposes, a “publicly-traded entity” shall mean any entity having securities listed on a national securities exchange or traded in an over-the-counter market.

ARTICLE X

CONFLICTS OF INTEREST

Section 10.1       Sales and Leases to the Corporation.  The Corporation may purchase or lease an Asset or Assets from the Sponsor, the Advisor, a Director or any Affiliate thereof upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is fair and reasonable to the

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Corporation and at a price to the Corporation no greater than the cost of the Asset to such Sponsor, Advisor, Director or Affiliate or, if the price to the Corporation is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable.  In no event shall the purchase price paid by the Corporation for any such Asset exceed the Asset’s current appraised value.

Section 10.2     Sales and Leases to the Sponsor, Advisor, Directors or Affiliates.  The Advisor, the Sponsor, a Director or any Affiliate thereof may purchase or lease Assets from the Corporation if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Corporation.

Section 10.3     Other Transactions.

(a)      The Corporation shall not make loans to the Sponsor, the Advisor, a Director or any Affiliate thereof except Mortgages pursuant to Section 9.3(c) hereof or loans to wholly owned subsidiaries of the Corporation.  The Corporation may not borrow money from the Sponsor, the Advisor, a Director or any Affiliate thereof, unless approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Corporation than comparable loans between unaffiliated parties under the same circumstances.

(b)      The Corporation shall not engage in any other transaction with the Sponsor, the Advisor, a Director or any Affiliate thereof unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve such transaction as fair and reasonable to the Corporation and on terms and conditions no less favorable to the Corporation than those available from unaffiliated third parties.

ARTICLE XI

STOCKHOLDERS

Section 11.1      Meetings.  The Directors, including the Independent Directors, shall take reasonable steps to insure that there shall be an annual meeting of the Stockholders, to be held on such date and at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted; provided that such annual meeting will be held upon reasonable notice and within a reasonable period (not less than 30 days) following delivery of the annual report.  The holders of a majority of Shares entitled to vote who are present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to elect the Directors.  A quorum shall be the presence in person or by proxy of Stockholders entitled to cast at least 50% of all the votes entitled to be cast at such meeting on any matter.  Special meetings of Stockholders may be called in the manner provided in the Bylaws, including by the chief executive officer, the president or the chairman of the board or by a majority of the Directors or a majority of the Independent Directors, and shall be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of Stockholders upon the written request of Stockholders entitled to cast not less than ten percent of

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all the votes entitled to be cast on such matter at such meeting.  Notice of any special meeting of Stockholders shall be given as provided in the Bylaws.  If the meeting is called by the secretary upon the written request of Stockholders as described in this Section 11.1, notice of the special meeting shall be sent to all Stockholders within ten days of the receipt of the written request and the special meeting shall be held at the time and place specified in the Stockholder request not less than 15 days nor more than 60 days after the delivery of the notice; provided, however, that if no time or place is so specified in the Stockholder request, at such time and place convenient to the Stockholders.  If there are no Directors, the officers of the Corporation shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors.  Any meeting may be adjourned and reconvened as the Board may determine or as otherwise provided in the Bylaws.

Section 11.2     Voting Rights of Stockholders.  Subject to the provisions of any class or series of Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Stockholders shall be entitled to vote only on the following matters:  (a) election or removal of Directors, without the necessity for concurrence by the Board, as provided in Sections 11.1, 7.4 and 7.11 hereof; (b) amendment of the Charter as provided in Article XIII hereof; (c) dissolution of the Corporation; (d) merger or consolidation of the Corporation, or the sale or other disposition of all or substantially all of the Corporation’s assets; and (e) such other matters with respect to which the Board of Directors has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Stockholders for approval or ratification.  Without the approval of a majority of the Shares entitled to vote on the matter, the Board may not (i) amend the Charter to adversely affect the rights, preferences and privileges of the Stockholders; (ii) amend provisions of the Charter relating to Director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (iii) liquidate or dissolve the Corporation other than before the initial investment in Property; (iv) sell all or substantially all of the Corporation’s assets other than in the ordinary course of business or as otherwise permitted by law; or (v) cause the merger or similar reorganization of the Corporation except as permitted by law.

Section 11.3     Voting Limitations on Shares Held by the Advisor, Directors and Affiliates.  With respect to Shares owned by the Advisor, any Director or any of their Affiliates, neither the Advisor, nor such Director, nor any of their Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, such Director or any of their Affiliates or any transaction between the Corporation and any of them.  In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, such Director and any of their Affiliates may not vote or consent, any Shares owned by any of them shall not be included.

Section 11.4     Right of Inspection.  Any Stockholder and any designated representative thereof shall be permitted access to the records of the Corporation to which it is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge.  Inspection of the Corporation’s books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

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Section 11.5     Access to Stockholder List.  An alphabetical list of the names, addresses and telephone numbers of the Stockholders, along with the number of Shares held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Corporation and shall be available for inspection by any Stockholder or the Stockholder’s designated agent at the home office of the Corporation upon the request of the Stockholder.  The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein.  A copy of the Stockholder List shall be mailed to any Stockholder so requesting within ten days of receipt by the Corporation of the request.  The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type).  The Corporation may impose a reasonable charge for expenses incurred in reproduction pursuant to the Stockholder request.  A Stockholder may request a copy of the Stockholder List in connection with matters relating to Stockholders’ voting rights and the exercise of Stockholder rights under federal proxy laws.

If the Advisor or the Board neglects or refuses to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and/or the Board, as the case may be, shall be liable to any Stockholder requesting the Stockholder List for the costs, including reasonable attorneys’ fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect.  It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure the Stockholder List or other information for the purpose of selling the Stockholder List or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Corporation.  The Corporation may require the Stockholder requesting the Stockholder List to represent that the Stockholder List is not requested for a commercial purpose unrelated to the Stockholder’s interest in the Corporation.  The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition to, and shall not in any way limit, other remedies available to Stockholders under federal law or the laws of any state.

Section 11.6     Reports.  For each fiscal year after the Commencement of the Initial Public Offering, the Directors, including the Independent Directors, shall take reasonable steps to insure that the Corporation shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year, within 120 days after the end of the fiscal year to which it relates, an annual report that shall include:  (a) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (b) the ratio of the costs of raising capital during the period to the capital raised; (c) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Corporation and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Corporation; (d) the Total Operating Expenses of the Corporation, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (e) a report from the Independent Directors that the policies being followed by the Corporation are in the best interests of its Stockholders and the basis for such determination; and (f) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Corporation, the Directors, the Advisors, the Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the

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Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions.

Section 11.7     Tender Offers.  If any Person makes a tender offer, including, without limitation, a “mini-tender” offer, such Person must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including, without limitation, disclosure and notice requirements, that would be applicable if the tender offer was for more than five percent of the outstanding Shares; provided, however, that, unless otherwise required by the Exchange Act, such documents are not required to be filed with the Securities and Exchange Commission.  In addition, any such Person must provide notice to the Corporation at least ten business days prior to initiating any such tender offer.  No Stockholder may Transfer any Shares held by such Stockholder to any Person who initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”) unless such Stockholder shall have first offered such Shares to the Corporation at the tender offer price offered in such Non-Compliant Tender Offer.  In addition, any Person who makes a Non-Compliant Tender Offer shall be responsible for all expenses incurred by the Corporation in connection with the enforcement of the provisions of this Section 11.7, including, without limitation, expenses incurred in connection with the review of all documents related to such tender offer.  In addition to the remedies provided herein, the Corporation may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer.  This Section 11.7 shall be of no force or effect with respect to any Shares that are then Listed.

ARTICLE XII

LIABILITY LIMITATION AND INDEMNIFICATION

Section 12.1        Limitation of Stockholder Liability.  No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Corporation by reason of his being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Assets or the affairs of the Corporation by reason of his being a Stockholder.

Section 12.2        Limitation of Director and Officer Liability.

(a)          Subject to any limitations set forth under Maryland law or in paragraph (b), no Director or officer of the Corporation shall be liable to the Corporation or its Stockholders for money damages.  Neither the amendment nor repeal of this Section 12.2(a), nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Section 12.2(a), shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

(b)          Notwithstanding anything to the contrary contained in paragraph (a) above, the Corporation shall not provide that a Director, the Advisor or any Affiliate of the Advisor (the “Indemnitee”) be held harmless for any loss or liability suffered by the Corporation, unless all of the following conditions are met:

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(i)         The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Corporation.

(ii)        The Indemnitee was acting on behalf of or performing services for the Corporation.

(iii)       Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director.

(iv)       Such agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders.

Section 12.3        Indemnification.

(a)          Subject to any limitations set forth under Maryland law or in paragraph (b) or (c) below, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (ii) any individual who, while a Director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (iii) the Advisor or any of its Affiliates acting as an agent of the Corporation.  The rights to indemnification and advance of expenses provided to a Director or officer hereby shall vest immediately upon election of such Director or officer.  The Corporation may, with the approval of the Board of Directors or any duly authorized committee thereof, provide such indemnification and advance for expenses to a Person who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation.  The Board may take such action as is necessary to carry out this Section 12.3(a).  No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(b)          Notwithstanding anything to the contrary contained in paragraph (a) above, the Corporation shall not provide for indemnification of an Indemnitee for any liability or loss suffered by such Indemnitee, unless all of the following conditions are met:

(i)       The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Corporation.

(ii)      The Indemnitee was acting on behalf of or performing services for the Corporation.

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(iii)     Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director.

(iv)    Such indemnification or agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders.

(c)          Notwithstanding anything to the contrary contained in paragraph (a) above, the Corporation shall not provide indemnification to an Indemnitee for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:  (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

Section 12.4         Payment of Expenses.  The Corporation may pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding only if all of the following are satisfied:  (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation, (b) the Indemnitee provides the Corporation with written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Corporation as authorized by Section 12.3 hereof, (c) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder of the Corporation acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (d) the Indemnitee provides the Corporation with a written agreement to repay the amount paid or reimbursed by the Corporation, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification.

Section 12.5         Express Exculpatory Clauses in Instruments.  Neither the Stockholders nor the Directors, officers, employees or agents of the Corporation shall be liable under any written instrument creating an obligation of the Corporation by reason of their being Stockholders, Directors, officers, employees or agents of the Corporation, and all Persons shall look solely to the Corporation’s assets for the payment of any claim under or for the performance of that instrument.  The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Corporation be liable to anyone as a result of such omission.

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ARTICLE XIII

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any Shares.  All rights and powers conferred by the Charter on Stockholders, Directors and officers are granted subject to this reservation.  Except as otherwise provided in Section 5.3.2 and except for those amendments permitted to be made without Stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if approved by the affirmative vote of a majority of all votes entitled to be cast on the matter, including without limitation, (a) any amendment which would adversely affect the rights, preferences and privileges of the Stockholders and (b) any amendment to Sections 7.2, 7.5 and 7.11 of Article VII, Article IX, Article X, Article XII, Article XIV and Article XV hereof and this Article XIII (or any other amendment of the Charter that would have the effect of amending such sections).

ARTICLE XIV

ROLL-UP TRANSACTIONS

In connection with any proposed Roll-Up Transaction, an appraisal of all of the Corporation’s assets shall be obtained from a competent Independent Appraiser.  If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering.  The Corporation’s assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction.  The appraisal shall assume an orderly liquidation of the assets over a twelve-month period.  The terms of the engagement of the Independent Appraiser shall clearly state that the engagement is for the benefit of the Corporation and the Stockholders.  A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction.  In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to holders of Voting Shares who vote against the proposed Roll-Up Transaction the choice of:

(a)          accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b)          one of the following:

(i)         remaining as Stockholders and preserving their interests therein on the same terms and conditions as existed previously; or

(ii)        receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the Net Assets.

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The Corporation is prohibited from participating in any proposed Roll-Up Transaction:

(a)          that would result in the holders of Voting Shares having democracy rights in a Roll-Up Entity that are less than the rights provided for in Sections 11.1, 11.2, 11.3, 11.6 and 12.1 hereof;

(b)          that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

(c)          in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Sections 11.4 and 11.5 hereof; or

(d)          in which any of the costs of the Roll-Up Transaction would be borne by the Corporation if the Roll-Up Transaction is rejected by the holders of Voting Shares.

ARTICLE XV

DURATION

In the event that the Corporation has not commenced a Liquidity Event by the seventh anniversary after the Termination of the Initial Public Offering or, if the Corporation does not engage in a Public Offering, the Termination of the Initial Private Placement, then a majority of the Board of Directors, including a majority of the Independent Directors, shall adopt a resolution that declares that a proposed liquidation of the Corporation is advisable on substantially the terms and conditions set forth in, or referred to, in the resolution (the “Plan of Liquidation”) and directing that the proposed Plan of Liquidation be submitted for consideration at either an annual or special meeting of the holders of Voting Shares, unless the adoption of a Plan of Liquidation by the Board of Directors and submission of such Plan of Liquidation to the holders of Voting Shares is postponed by a vote of a majority of the Board of Directors and a majority of the Independent Directors.  If the Corporation has sought and failed to receive the approval of the holders of Voting Shares of the Plan of Liquidation, the Corporation shall continue operating and, upon written request of the holders of Voting Shares owning in the aggregate not less than 10% of the then outstanding Voting Shares, the Plan of Liquidation shall be submitted for consideration by proxy statement to the holders of Voting Shares up to once every two years.  In the event that Listing occurs on or before the seventh anniversary of the Termination of the Initial Public Offering or, if the Corporation does not engage in a Public Offering, the Termination of the Initial Private Placement, the Corporation shall continue perpetually unless dissolved pursuant to any applicable provision of the MGCL.

THIRD:  The amendment and restatement of the charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

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FOURTH:  The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the charter.

FIFTH:  The name and address of the Corporation’s current resident agent is as set forth in Article III of the foregoing amendment and restatement of the charter.

SIXTH:  The number of directors of the Corporation and the names of those currently in office are as set forth in Article VII of the foregoing amendment and restatement of the charter.

SEVENTH:   The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment and restatement of the charter of the Corporation was 65,125,000, consisting of 50,000,000 shares of Class K Common Stock, $0.01 par value per share, 125,000 shares of Class B Capital Stock, $0.01 par value per share, and 15,000,000 shares of Class A Common Stock, $0.01 par value per share.  The aggregate par value of all shares of stock having par value was $651,250.

EIGHTH:   The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter of the Corporation is 248,125,000, consisting of 55,500,000 shares of Class I Common Stock, $0.01 par value per share, 55,500,000 shares of Class K Common Stock, $0.01 par value per share, 116,000,000 shares of Class T Common Stock, $0.01 par value per share, 125,000 shares of Class B Capital Stock, $0.01 par value per share, and 21,000,000 shares of Class A Common Stock, $0.01 par value per share.  The aggregate par value of all authorized shares of stock having par value is $2,481,250.

NINTH:  The undersigned acknowledges these Second Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Second Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Chief Financial Officer and Treasurer on this 28th day of April, 2017.

ATTEST:	PROCACCIANTI HOTEL REIT, INC.

/s/ Gregory Vickowski	/s/ James Procaccianti	(SEAL)
Name: Gregory Vickowski	Name: James Procaccianti
Title: Chief Financial Officer and Treasurer	Title: President and Chief Executive Officer

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